UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2013, Colony Financial, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide a secured revolving credit facility in the initial maximum principal amount of $360 million. The Credit Agreement also includes an option for the Company to increase the maximum available principal amount to up to $600 million, subject to one or more new or existing lenders agreeing to provide such additional commitments and other customary conditions. The Credit Agreement replaces the Amended and Restated Credit Agreement, dated as of September 1, 2011, among the Company and certain wholly-owned subsidiaries of the Company and Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, the “Previous Credit Agreement”).

Advances under the Credit Agreement accrue interest at a per annum rate equal to, at the Company’s election, either a LIBOR rate plus a margin of 2.75% or 3.00%, or a base rate determined according to a prime rate or federal funds rate plus a margin of 1.75% or 2.00%. In each case, the margin is determined according to Consolidated Leverage Ratio (i.e., the ratio of the Company’s Consolidated Total Debt to its Total Asset Value, as such terms are defined in the Credit Agreement) in effect from time to time. In the event that all or a portion of the principal amount of any revolving loan borrowed pursuant to the Credit Agreement is not paid when due, interest will accrue at the rate that would otherwise be applicable thereto plus 2.00%. An unused commitment fee at a rate of 0.40% or 0.50%, per annum, depending on the amount of facility utilization, applies to unutilized borrowing capacity under the Credit Agreement. Amounts owing under the Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect.

The maximum amount available for borrowing at any time under the Credit Agreement is limited to a borrowing base valuation of certain investment assets, with the valuation of such investment assets generally determined according to a percentage of net book value or a multiple of core earnings. As of the date hereof, the borrowing base valuation is sufficient to permit borrowings of up to the entire $360 million commitment. The ability to borrow new amounts under the Credit Agreement terminates on August 5, 2016, at which time the revolving loan facility will convert to an amortizing two-year term loan with respect to any amounts then outstanding. Such term loan will amortize in quarterly installment amounts equal to 12.5% of the loan balance on the conversion date. The converted term loans will be subject to the same interest provisions applicable to loans incurred prior to the conversion date.

Pursuant to a Guarantee and Collateral Agreement (the “Collateral Agreement”), the obligations under the Credit Agreement are guaranteed by substantially all material wholly-owned subsidiaries of the Company and, subject to certain exceptions, secured by a pledge of substantially all equity interests owned by the Company and the Guarantors, as well by a security interest in deposit accounts of the Borrowers and Guarantors (as such terms are defined in the Collateral Agreement) in which the proceeds of investment asset distributions are maintained.

The Credit Agreement contains various affirmative and negative covenants, including, among other things, obligations to maintain REIT status, limitations on debt, liens and restricted payments. In addition, the Credit Agreement includes financial condition covenants similar to those applicable under the Previous Credit Agreement, including the following financial covenants applicable to the Company and its consolidated subsidiaries: (a) minimum consolidated tangible net worth greater than or equal to the sum of (i) $1,178,000,000 and (ii) 80% of the proceeds received by the Company from any offering of its common stock consummated after June 30, 2013, (b) EBITDA to fixed charges for any period of four consecutive fiscal quarters not less than 2.25 to 1.0, (c) minimum liquidity not less than $5 million (including undrawn amounts available under the Credit Agreement), and (d) the ratio of consolidated total debt to consolidated total assets must not exceed 50%. The Credit Agreement also includes customary events of default, including, among other things, failure to make payments when due, breach of covenants or representations, cross default to material indebtedness or material judgment defaults, bankruptcy matters involving the Borrower or any Guarantor and certain change of control events. The occurrence of an event of default will limit the ability of the Company to make distributions and may result in the termination of the credit facility, acceleration of repayment obligations and the exercise of remedies by the lenders with respect to the collateral.

The foregoing summaries of the Credit Agreement and the transactions contemplated thereby contained in this item do not purport to be complete descriptions and are qualified in their entirety by reference to the terms and conditions contained in the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the Collateral Agreement, the form of which is included as Exhibit A to the Credit Agreement attached hereto as Exhibit 10.1, each of which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As described above under Item 1.01, in connection with the Company’s entry into the Credit Agreement, on August 6, 2013, the Previous Credit Agreement was terminated, all amounts due thereunder were paid in full and all liens granted in connection therewith were terminated. The Company did not incur any early termination penalties in connection with this termination. The material terms of the Previous Credit Agreement are described in the Company’s Current Reports on Form 8-K filed on September 8, 2011 and September 20, 2012 and under “Item 1.01. Entry into a Material Definitive Agreement—Fourth Amendment to Amended and Restated Credit Agreement” in the Company’s Current Report on Form 8-K filed on April 10, 2013, and are incorporated herein by reference. The Previous Credit Agreement was scheduled to terminate on August 30, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 6, 2013, among Colony Financial, Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2013		COLONY FINANCIAL, INC.

	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 6, 2013, among Colony Financial, Inc., the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent